                                                                   EXHIBIT 99(c)

                                 COMMUNITY BANK
                                 LAW DEPARTMENT
                                  P.O. BOX 1000
                           BLOUNTSVILLE, ALABAMA 35031
                    205-429-1000 (VOICE) / 205-429-5515 (FAX)

Tuesday, July 29, 2003

Lee E. Bains, Jr., Esq.
Carl S. Burkhalter, Esq.
R. Allen Kilgore, Esq.
Maynard, Cooper & Gale
AmSouth-Harbert Plaza
1900 Sixth Avenue North
Birmingham, Alabama 35203

                                                            Fax to '205-254-1999

                                    Re:      Benson et al. vs. Community Bank,
                                             et al. Packard et al. vs. Community
                                             Bank, et al. Community Bank, et al.
                                             Vs. Corr, et al. Settlement

Gentlemen:

         This letter and its contents are confidential and inadmissible pursuant to Rule 408 of the Alabama and Federal Rules of Evidence. Neither this letter nor any statement in it should be construed or represented as an admission or other evidence of liability.

         As you know, we cannot reach an effective accord amongst ourselves without the approval of, first, the Alabama Department of Banking, and then, b) the Court(s) in which the identified actions are pending, after notice to the shareholders.

         Subject to those limitations and with the concurrence of Chubb Custom Insurance Company, Community Bank and Community Bancshares, Inc. are prepared to recommend to the regulatory authorities and to the Court(s) concerned a settlement of pending litigation and potential but unasserted claims involving your clients on the following basis:

         (1) A payment of up to, but not greater than, $1,875,000.00 will be made jointly by the Bank and Chubb Custom Insurance Company to the Plaintiffs and your firm, as their lawyers, as (a) compensation for whatever losses they claim to have suffered and (b) whatever attorneys' fees and expenses are approved by the Court(s) after the hearing mentioned in the next paragraph above. They will claim no more than that amount in their presentations to the Court(s) for an award of damages, fees, and expenses. Neither the Community-related defendants nor Chubb will oppose an award of damages, fees, and expenses equaling, in total, that amount.

         (2) All Community-related defendants (that is, all present or former officers, directors, agents and employees of Community Bank and Community Bancshares, Inc.) will be dismissed with prejudice and released from all pending and potential claims and counter-claims, including those (a) asserted in the Benson and Packard derivative cases and (b) growing or arising out of the filing of the "federal conspiracy" case, (viz, Community Bank et al. vs. Corr, et al.) IN OTHER WORDS, WITH RESPECT TO YOUR CLIENTS (AND ALL OTHER SHAREHOLDERS) THIS SETTLEMENT MUST BE "GOODBYE FOREVER" AS TO ALL PENDING AND POTENTIAL CLAIMS, WHETHER ASSERTED OR NOT, AGAINST EVERY PRESENT AND FORMER OFFICER, DIRECTOR, EMPLOYEE AND AGENT OF COMMUNITY BANK AND COMMUNITY BANCSHARES, INC.

         (3) As to all of your clients, Community Bank et al. vs. Corr, et al., will be dismissed, with prejudice.

         (4) Upon making its share of the payment specified herein, Chubb Custom Insurance Company, with the approval of your clients, will be released by Community Bank and Community Bancshares, Inc., from further liability under any policy of insurance applicable to the claims stated in the Packard and Benson derivative cases.

         (5) In Packard and Benson, there are other defendants named who or which are neither Community-related nor Chubb-insured. Your firm will continue to prosecute on behalf of the Bank and Bancshares the stated claims against them -- except that no claim shall be pursued against Kennon R. Patterson, Larry Bishop, or Messrs Miller, Hamilton, Snider & Odom (or any member or employee of that law firm). Community Bank and Community Bancshares, Inc., will deal with those excepted persons and entities directly. Your engagement to do so will be on the following terms:

                  (a) You will devote your best professional efforts to achieve maximum recovery of their losses for the two corporations, as their interests may appear.

                  (b) The conduct of the litigation and any negotiations will be under the general direction of Community Bank, through its designated liaison person.

                  (c) Your firm's compensation for its efforts will be fifty per cent (50%) of any recovery, net of actual and reasonable out-of-pocket expenses. Out-of- pocket expenses (that is, those which are paid to third parties in connection with the preparation of the lawsuits) will be paid by Community Bank after approval for them is given by Community Bank's designated liaison person in advance of their being incurred. Those expenses will be repaid to Community Bank from any recovery before any division of any such recovery occurs. (And no calculation of shares in any net recovery will be made until after deduction of and repayment of all expenses incurred to that point is made, and the calculations will be made for all expenses against the total of all recoveries, instead of "attributable" expenses against any specific recovery.)

                  (d) If your firm thinks it appropriate to add any defendant other than those presently named, you will recommend so doing in writing. Actual addition of such defendants will be made only upon written authorization of Community Bank's designated liaison person. If the addition of defendants not presently named is requested by Community Bank's designated liaison person, you will add them and pursue the corporations' claims against them with the same vigor and determination as you do against the others, unless in your professional judgment, expressed in writing, you think that no claim against such potential defendants exists.

                  (e) You will make no settlement with any defendant without first obtaining the express written authorization of Community Bank's designated liaison person.

         (6)      Excluded from the agreement are the following:

                  (a) All claims available to Community Bancshares, Inc., and Community Bank against Kennon R. Patterson and Larry Bishop which are presently pending in other courts and which they will pursue separately and through other counsel.

                  (b) All claims against Messrs. Miller, Hamilton, Snider & Odom, LLC, and any member of that firm.

                  (c)      All claims on any applicable fidelity bond.

                  (d) Any recovery under any forfeiture proceeding or restitution order entered in any criminal case.

         (7) The Bank's directors and I will testify at any hearing set to consider approval of this settlement that we consider it to be in the best interests of Community Bank and Community Bancshares, Inc., and wish it to be approved as herein stated.

         (8)      This agreement will supersede any other.

         (9) Community Bank will promptly approach the Superintendent of Banks of Alabama and request approval of this settlement and we will work with you to substitute it for that to be considered by the Court on 5th September, so as to obtain its approval by the Court at that time.1



COMMUNITY BANK-BLOUNTSVILLE

                                       Best wishes,


                                       /s/ James D. Pruett
                                       -------------------
                                       James D. Pruett
                                       Bank Counsel



Approved:                              Approved:


/s/ Laurence J. McDuff                 /s/ Hugh Spears
-------------------------------        --------------------------
Laurence McDuff                        Hugh Spears
Adams-Reese/Lange Simpson              Chubb & Son, on behalf of Chubb Custom
                                       Insurance Company

Accepted on behalf of this law firm and its clients.


/s/ Carl S. Burkhalter
-------------------------------        Dated: July 30, 2003
for Maynard, Cooper & Gale


JDP/bsm

cc:      P.M. Frawley / W.H. Caughran, Jr. / C.S. Murcks
         H.E. Simpson
         L.J. McDuff
         Hugh Spears

---------------
         (1) This assumes transfer and consolidation of Packard with Benson prior thereto.